                                                                     EXHIBIT 12


                          LONE STAR INDUSTRIES, INC.

         Statement Re Computation of Ratio of Earnings to Fixed Charges
                         (Dollar amounts in thousands)



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


                                                                            |
                                                     Successor Company      |                          Predecessor Company
                                                                            |
                                            For the         For the Nine    | For the Three      For the Year Ended December 31,
                                          Year Ended        Months Ended    | Months Ended       ---------------------------------
                                       December 31, 1995  December 31, 1994 | March 31, 1994     1993          1992           1991
                                       -----------------  ----------------- | --------------     ----          ----           ----
                                                                            |
                                                                            |
Continuing Operations:                                                      |
                                                                            |
Earnings Available:                                                         |
                                                                            |
  Income (loss) before provision                                            |
         for income taxes                   $53,376             $45,133     |     ($3,170)       $6,196       ($42,429)      $2,948
                                                                            |
  Less: Excess of earnings over                                             |
        dividends of less than fifty                                        |
        percent owned companies             (2,978)               (674)     |         (75)         844           (294)        (817)
                                                                            |
        Capitalized interest                  (262)               (168)     |         (38)        (195)          (196)      (1,310)
                                            ------               ------     |      -------       ------        -------      -------
                                            50,136               44,291     |       (3,283)       6,845        (42,919)         821
                                            ======               ======     |      =======       ======        =======      =======
                                                                            |
                                                                            |
Fixed Charges:                                                              |
                                                                            |
  Interest expense (including                                               |
        capitalized interest) and                                           |
        amortization of debt                                                |
        discount and expenses                9,358                6,980     |          271        1,832          2,406        4,612
                                                                            |
  Portion of rent expense                                                   |
        representative of an                                                |
        interest factor                      1,636                1,631     |          252        1,963          2,108        2,218
                                            ------               ------     |      -------       ------        -------      -------
                                                                            |
Total Fixed Charges                         10,994                8,611     |          523        3,795          4,514        6,830
                                            ------               ------     |      -------       ------        -------      -------
                                                                            |
Total Earnings Available                   $61,130              $52,902     |      ($2,760)     $10,640       ($38,405)      $7,651
                                            ======               ======     |      =======       ======        =======      =======
                                                                            |
Ratio of Earnings to Fixed Charges            5.56                 6.14     |        (5.28)        2.80          (8.51)        1.12
                                            ======               ======     |      =======       ======        =======      =======
                                                                            |
Earnings deficiency                              0                    0     |       (3,283)           0        (42,919)           0
                                            ======               ======     |      =======       ======        =======      =======


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